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Exhibit 2
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                            AGREEMENT OF JOINT FILING

            Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby consents to the joint filing on their behalf of a single Schedule 13D and any amendments thereto, with respect to the ownership by each of the undersigned of shares of Common Stock of Empire Resorts, Inc. Each of the undersigned hereby further agrees that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Date:  May 28, 2004                        /s/ Maurice Dabbah
                                           -------------------------------------
                                               Maurice Dabbah


                                           MONTICELLO REALTY L.L.C.
                                           By:  MANHATTAN DEVELOPMENT
                                                CORPORATION, Its Manager


Date:  May 28, 2004                        By:  /s/ Maurice Dabbah
                                              ----------------------------------
                                              Name:  Maurice Dabbah
                                              Title:  President

                                           MANHATTAN DEVELOPMENT CORPORATION


Date:  May 28, 2004                        By:  /s/ Maurice Dabbah
                                              ----------------------------------
                                              Name:  Maurice Dabbah
                                              Title:  President


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